As filed with the Securities and Exchange Commission on August 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL SIGNAL INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0652634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 North Cattlemen Road

Suite 300

Sarasota, Florida 34232-6427

(941) 364-8886

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GLOBAL SIGNAL INC. OMNIBUS STOCK INCENTIVE PLAN

(Full title of plan)

Jeffrey A. Klopf, Esq.

Executive Vice President, General Counsel and Secretary

Global Signal Inc.

301 North Cattlemen Road, Suite 300

Sarasota, Florida 34232-6427

(941) 364-8886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000	$44.30	$88,600.000	$9,480.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on August 11, 2006, as reported by the New York Stock Exchange.

Explanatory Note

This registration statement registers an additional 2,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Global Signal Inc. (the “Company”) that may be issued and sold under the Global Signal Inc. Omnibus Stock Incentive Plan (the “Plan”). This registration of 2,000,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to 8,476,911. As permitted by General Instruction E to the Form S-8, this registration statement incorporates by reference the registration statement on Form S-8, File No. 333-116214, which we filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2004.

The number of shares of Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company in an amount equal to the lesser of (i) 1,000,000 shares or (ii) two percent (2%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. This registration statement registers the 2,000,000 additional shares of Common Stock resulting from the automatic annual increases for fiscal years 2005 and 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Company’s earlier registration statement on Form S-8, file number 333-116214, filed with the SEC on June 4, 2004, are hereby incorporated herein by reference.

In addition, by this reference, the Company hereby incorporates into this Registration Statement the following documents filed by the Company:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 8, 2006.

3.	The Company’s two Current Reports on Form 8-K filed with the SEC on April 6, 2006 and the Company’s Current Reports on Form 8-K filed with the SEC on January 9, 2006, February 14, 2006, March 2, 2006, March 3, 2006, March 15, 2006, April 12, 2006, April 21, 2006, May 9, 2006, June 15, 2006, July 5, 2006 and August 8, 2006.

4.	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2006.

5.	The description of the Common Stock contained in the Registration Statement on Form 8-A dated May 4, 2004, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement

Item 5. Interests of Named Experts and Counsel

The Company’s Executive Vice President, General Counsel and Secretary, Jeffrey A. Klopf, has passed upon the validity of the shares of common stock to be issued under the Plan. Mr. Klopf beneficially owns or has rights to acquire an aggregate of less than 0.1% of the Company’s Common Stock.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Amendment No. 3) (No. 333-112839) filed on May 19, 2004).

4.2	Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal Inc., Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (Amendment No. 1) (No. 333-112839) filed on April 2, 2004).

4.3	Warrant Agreement between Global Signal Inc. and American Stock Transfer Company, dated as of February 13, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K, (No. 001-32168) filed on March 16, 2006).

5.1	Opinion of Jeffrey A. Klopf, Executive Vice President, General Counsel and Secretary of Global Signal Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jeffrey A. Klopf (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Global Signal Inc. Omnibus Stock Incentive Plan (as amended December 21, 2005) (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, (No. 001-32168) filed on March 16, 2006).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Sarasota, State of Florida, on August 17, 2006.

GLOBAL SIGNAL INC.

By:	/s/ Jerry V. Elliott
Name:	Jerry V. Elliott
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Global Signal Inc., a Delaware corporation, hereby constitutes and appoints Jerry V. Elliott, Steven Osgood and Jeffrey A. Klopf and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerry V. Elliott	Chief Executive Officer and President, Director	August 17, 2006
Jerry V. Elliott

/s/ Steven G. Osgood	EVP and Chief Financial Officer	August 17, 2006
Steven G. Osgood

/s/ Jeffrey H. Foster	Chief Accounting Officer	August 17, 2006
Jeffrey H. Foster

/s/ Wesley Edens	Chairman of the Board of Directors	August 17, 2006
Wesley Edens

/s/ David Abrams	Director	August 17, 2006
David Abrams

/s/ Robert Niehaus	Director	August 17, 2006
Robert Niehaus

/s/ Robert Gidel	Director	August 17, 2006
Robert Gidel

/s/ Howard Rubin	Director	August 17, 2006
Howard Rubin

/s/ Mark Whiting	Director	August 17, 2006
Mark Whiting

/s/ Douglas Jacobs	Director	August 17, 2006
Douglas Jacobs

EXHIBIT INDEX

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Amendment No. 3) (No. 333-112839) filed on May 19, 2004).

4.2	Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal Inc., Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (Amendment No. 1) (No. 333-112839) filed on April 2, 2004).

4.3	Warrant Agreement between Global Signal Inc. and American Stock Transfer Company, dated as of February 13, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K, (No. 001-32168) filed on March 16, 2006).

5.1	Opinion of Jeffrey A. Klopf, Executive Vice President, General Counsel and Secretary of Global Signal Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jeffrey A. Klopf (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Global Signal Inc. Omnibus Stock Incentive Plan (as amended December 21, 2005) (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, (No. 001-32168) filed on March 16, 2006).